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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

MEDIA INQUIRIES CONTACT:
                                              Randy Markey - The Parkland Group
                                              888.223.6359


ADVANCED LIGHTING TECHNOLOGIES, INC. SEEKS VOLUNTARY CHAPTER 11 REORGANIZATION

Solon, Ohio, February 5, 2003 - Advanced Lighting Technologies, Inc. (OTCBB:
ADLT) and all of its U.S. based operating subsidiaries (with the exception of Deposition Sciences, Inc.) voluntarily filed today for protection under the provisions of Chapter 11 of the Federal Bankruptcy Code. The filing was made in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division in Chicago, IL.

Wayne Hellman, Chairman and CEO of ADLT explained, "Today's filing will allow ADLT to continue to operate its regular business while we work with our senior lenders and bondholders to restructure our debt. All of our facilities are open. We believe that Chapter 11 will provide the right environment for us to further implement our initiatives in Lean Manufacturing and improved market effectiveness as core strategies in our turnaround. The Chapter 11 process allows us to preserve jobs, continue to pay our vendors, and work to realize the greatest possible value for our creditors. We plan to emerge from Chapter 11 as quickly as possible, and we are confident in our ability to continue to serve our customers' needs and to maintain service levels."

Hellman stated that the voluntary action was initiated specifically to enable the company to restructure its debt with its senior lenders and its high yield bondholders and restructure the preferred stock interests of General Electric Company (GE) in an expedited manner. Negotiations among the company, its senior lenders, high yield bondholders and GE are progressing and expected to successfully conclude shortly. Hellman went on to say, "Our operating subsidiaries all have loyal customer bases and strong fundamental businesses as evidenced by our operating results for the quarter ended September 30. We are taking these actions to implement a financial restructuring of our balance sheet driven by our relations with our lenders, not an operational shortfall. We feel the restructuring is best addressed in Chapter 11. The protection of Chapter 11 is clearly in the best interest of our employees, vendors, lending institutions and particularly our customers."

ADLT has retained Jenner & Block as bankruptcy counsel. Debtor-in-possession financing has been arranged with the existing bank group led by PNC Bank. Sufficient cash and cash availability exists to support ADLT's ongoing business requirements including employee payroll and payments to vendors during the restructuring. Upon approval, the new financing will provide immediate funding if required.


About Advanced Lighting Technologies


Advanced Lighting Technologies, Inc. is an innovation-driven designer, manufacturer and marketer of metal halide lighting products, including materials, system components, systems and equipment. The Company also develops, manufactures and markets passive optical telecommunications devices, components and equipment based on the optical coating technology of its wholly owned subsidiary, Deposition Sciences, Inc.

Forward Looking Statements
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Except for historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties, including uncertainties associated with the restructuring process, the ability of the Company to successfully emerge from bankruptcy, the ability of the Company to operate successfully during the reorganization proceeding, and disruptions to the Company's business relationships during the restructuring process. Other risks and uncertainties include the strength of the recovery of the U.S. economy, timely development and market acceptance of new products, including production equipment, the ability to provide adequate incentives to retain and attract key employees, the impact of competitive products and pricing, and other risks detailed from time-to-time in the Company's EDGAR filings with the Securities and Exchange Commission. In particular, see "Risk Factors" in the Company's Form 10-K for the fiscal year ended June 30, 2002. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects" and similar expressions are intended to identify forward-looking statements. The Company's actual results could differ materially from those anticipated in these forward-looking statements.